EXHIBIT 10.67

                               PURCHASE AGREEMENT

                                     BETWEEN

                        OMEGA HEALTHCARE INVESTORS, INC.

                                       AND

                      GAINESVILLE HEALTH CARE CENTER, INC.

                 REST HAVEN NURSING CENTER (CHESTNUT HILL), INC.

                        CLAREMONT INTEGRATED HEALTH, INC.

                             RIKAD PROPERTIES, INC.

                   INTEGRATED MANAGEMENT-GOVERNOR'S PARK, INC.

                                       AND

                              LYRIC HEALTH CARE LLC

                                       AND

                        LYRIC HEALTH CARE HOLDINGS, INC.

                          DATED: AS OF JANUARY 13, 1998



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                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement") is executed and delivered as of this 13th day of January, 1998 (the "Effective Date") by and between the entities described on attached EXHIBIT A (each a "Seller" and collectively,
"Sellers"), LYRIC HEALTH CARE LLC, a Delaware limited liability company ("Lyric"), LYRIC HEALTH CARE HOLDINGS, INC., a Delaware corporation ("Lyric Holdings") and OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Purchaser").

         The circumstances underlying the execution and delivery of this Agreement are as follows:

         A. Capitalized terms used but not otherwise defined herein have the respective meanings given them in Article I below.

         B. Lyric Holdings is a wholly owned subsidiary of Lyric.

         C. Sellers are  corporations  that are wholly owned by Lyric  Holdings.
IHS is the sole member of Lyric. Sellers also are the respective owners of Sellers' Assets. Sellers desire to sell, and Purchaser desires to acquire, Sellers' Assets on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, Sellers and Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms shall have the respective meanings given them below:

         "Admission Agreements" means the admission agreements entered into by the respective Sellers with the current residents/patients of the respective Facilities.

         "Charter Documents" means the articles of incorporation, certificate of formation, operating agreement, bylaws, resolutions, minutes and other material documents that govern the organization of the applicable Seller, Lyric, Lyric Holdings or Purchaser, as the case may be.

         "Claim" means a claim for indemnification  pursuant to Section 16.01 or
Section 16.02 of this Agreement.


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         "Closing" means the  consummation of the  transactions  contemplated by this Agreement.

         "Closing Date" means the Effective Date.

         "Consent and Subordination Agreement" means the agreement to be executed between Manager, Franchisor, Lyric Holdings, the Subsidiaries of Lyric Holdings to which the Facilities are to be subleased and Purchaser pursuant to which certain management and franchise fees payable under the Facility Management Agreement are subordinated to Purchaser's rights under the Master Lease upon an Event of Default under the Master Lease.

         "Consumables" means the food and other consumable inventories located at the Facilities on the Closing Date.

         "Controversy" means a controversy between any Seller and Purchaser that
(a) arises following the Closing Date, (b) relates to this Agreement, any other agreement between any Seller and Purchaser, any instrument or document delivered pursuant to or in connection with this Agreement or the transactions contemplated by this Agreement and (c) the applicable Seller and Purchaser are unable to settle between themselves.

         "Deferred Maintenance Adjustment" means, with respect to each Facility, the amount set forth opposite such Facility's name on attached SCHEDULE 1(A) to cover the potential costs to be incurred after the Closing in making the repairs or modifications required at such Facility and described on attached SCHEDULE 1(A).

         "Effective Date" means the date set forth in the Preamble of this Agreement.

         "Environmental Remediation" means, with respect to each Facility, the work described opposite such Facility's name on attached SCHEDULE 1(B) to be performed after the Closing for the investigation and/or remediation of the environmental conditions at such Facility described on attached SCHEDULE 1(B).

         "Environmental Laws" means any and all applicable local, state and federal governmental laws, rules, regulations, ordinances, administrative orders and requirements relating to environmental and/or occupational health and safety matters.

         "Escrow Agent" means Fidelity National Title Insurance Company of New York.

         "Escrow Agreement" means the agreement between Sellers, Lyric Holdings, Purchaser and Escrow Agent pursuant to which the Deferred Maintenance Adjustment is to be held and disbursed.


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         "Facilities" means the Real Property and Personal Property constituting the skilled nursing facilities listed on attached SCHEDULE 1(C).

         "Facility" means any of the Facilities.

         "Facility Franchise Agreement" means a franchise agreement, in form and substance satisfactory to Purchaser and Lyric, to be executed by a Seller and Franchisor, pursuant to which Franchisor grants to such Seller the right to use Franchisor's names, marks, systems and proprietary information.

         "Facility Management Agreement" means a management agreement, in form and substance satisfactory to Purchaser and Lyric, to be executed by a Seller and Manager, pursuant to which Manager agrees to manage the Facility leased by such Seller pursuant to the Master Lease.

         "Franchisor" means Integrated Health Services Franchising Co., Inc., a Delaware corporation, which is a Subsidiary of IHS.

         "GAAP" means generally accepted accounting principles.

         "Guaranty" means a Guaranty, in form and substance satisfactory to Purchaser and Lyric, executed and delivered by Lyric to Purchaser concurrently with the execution and delivery of the Master Lease, pursuant to which Lyric guarantees to Purchaser the payment and performance by the respective Sellers of their respective obligations under the Master Lease.

         "Hazardous Substances" means any materials, substances or wastes deemed to be hazardous or toxic under any applicable Environmental Laws.

         "IHS" means Integrated Health Services, Inc., a Delaware corporation.

         "IHS Indemnity" means an indemnity agreement to be executed by IHS in the form of attached SCHEDULE 1(D).

         "Indemnified   Person"  means  a  person  entitled  to  indemnification
pursuant to Article XVI of this Agreement.

         "Indemnitor" means a person responsible for indemnifying an Indemnified Person pursuant to Article XVI of this Agreement.

         "Intangible Property" means (a) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals given or issued by any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or


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instrumentality having jurisdiction over the respective Facilities;  and (b) all rights to use the names of the Facilities set forth on attached SCHEDULE 1(E), but excluding any right to use the name "Integrated" or the name "Integrated Health Services".

         "MAI Appraisal" means, with respect to each Facility, an appraisal, in form and substance satisfactory to Purchaser, prepared by an appraiser who is a Member of the Appraisal Institute and is experienced in appraising properties of the same nature, and in the same geographical vicinity, as the Facility.

         "Manager" means IHS Facility Management, Inc., a Delaware corporation, which is a Subsidiary of IHS.

         "Master Franchise Agreement" means a Franchise Agreement, in form and substance satisfactory to Purchaser and Lyric, to be executed by Franchisor and Lyric, pursuant to which Franchisor grants to Lyric the right to use Franchisor's names, marks, systems and proprietary information.

         "Master Lease" means a Master Lease, in form and substance satisfactory to Purchaser and Lyric, executed and delivered by Purchaser and Lyric Holdings, concurrently with the Closing, pursuant to which Purchaser leases to Lyric Holdings, and Lyric Holdings leases from Purchaser, the respective Facilities.

         "Master Management Agreement" means a management agreement, in form and substance satisfactory to Purchaser and Lyric, to be executed by Lyric and Manager, pursuant to which Manager agrees to manage the Facilities.

         "Permitted Encumbrances" means, with respect to each Facility, the matters set forth beneath such Facility's name on attached SCHEDULE 1(F) and those undischarged mortgages on the Facilities that the Title Company has expressly insured over in the Title Insurance Policy .

         "Personal Property" means all equipment, furniture, fixtures, inventory (including linens, dietary supplies and housekeeping supplies, but specifically excluding food and other consumable inventories) and other tangible personal property owned (but not leased) by a Seller and located on the Real Property and Facility owned by it, including, but not limited to, patient records, patient care plans, motor vehicles, entitlements, telephone numbers and those items of personal property listed on attached SCHEDULE 1(G), but excluding (a) cash, cash equivalents or accounts receivable and (b) those items of personal property identified on attached SCHEDULE 1(H).

         "Property Documents" means the following, if existing and currently in the possession or under the reasonable control of Sellers or Lyric: all Admission


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Agreements;  environmental  reports;  structural reports and geological reports;
governmental licenses, permits and approvals; service and maintenance contracts; existing surveys of the Real Property, including any as-built surveys for the improvements; wetland reports; soils reports; architectural drawings, plans and specifications; and engineering tests and reports.

         "Purchase Price" means the sum of Forty Four Million Nine Hundred Thousand ($44,900,000.00) Dollars.

         "Real Property" means the real property described on attached SCHEDULE 1(I), together with (a) any buildings and other improvements located thereon;
(b) all rights of Sellers in and to all air, mineral and riparian rights and all tenements, hereditaments, privileges and appurtenances belonging or in any way appertaining thereto; (c) any land lying in the bed of any street, road or avenue adjoining the real property described on attached SCHEDULE 1(I) to the center line thereof, but only to the extent of the respective Sellers' interest, if any, therein; and (d) all easements, whether or not recorded, strips and rights-of-way abutting, adjacent to, contiguous with or adjoining the real property described on attached SCHEDULE 1(I), but only to the extent of the respective Sellers' interest, if any, therein.

         "Security Agreement" means a Security Agreement, in form and substance satisfactory to Purchaser and Lyric, pursuant to which Sellers and Lyric Holdings grant to Purchaser a security interest in the Personal Property and Intangible Property in order to secure the obligations of Lyric Holdings under the Master Lease.

         "Seller Financial Statements" means the financial statements for Sellers and the respective Facilities requested by Purchaser and relating to the operations of the Facilities and of Seller for the fiscal years 1994, 1995 and 1996 and for the first three fiscal quarters of 1997.

         "Seller Licenses" means if and as applicable all material licenses, permits and authorizations necessary for the lawful operation of the respective Facilities, as the Facilities currently are operated, including all licenses, permits and authorizations necessary to (a) lawfully operate all beds contained in the Facilities as nursing home beds; (b) provide licensed nursing services and any other services currently provided at the respective Facilities; and (c) receive payment under the Medicare and applicable state Medicaid programs.

         "Sellers' Assets" means the Real Property, the Facilities, the Personal Property and the Intangible Property.

         "Subsidiary" means a corporation that is directly or indirectly wholly owned by IHS.


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         "Survey"  means,  with  respect  to a  Facility,  a survey  that (a) is certified to Purchaser, the applicable Seller, Lyric and the Title Company; (b) is prepared in accordance with the minimum standard detail requirements and classifications for ALTA/ASCM land title surveys, as adopted in 1992 by ALTA/ASCM, including Table A responsibilities and specifications 1-4, 6-11 and 13; and (c) otherwise is in form satisfactory to Purchaser.

         "Title Commitment" means, with respect to a Facility, a title insurance commitment, issued by the Title Company, dated after the date of this Agreement and committing the Title Company to insure Purchaser's fee simple title to the applicable Facility, without the so-called "standard exceptions", in the amount of the portion of the Purchase Price allocated to such Facility pursuant to
Section 17.02 of this Agreement, together with legible copies of all recorded documents referred to therein.

         "Title Company" means Fidelity National Title Insurance Company of New York.

         "Title Insurance Policy" means, with respect to a Facility, a title insurance policy, issued pursuant to the applicable Title Commitment by the Title Company concurrently with the Closing, that insures Purchaser's fee simple title to the applicable Facility, without the so-called "standard exceptions", and subject only to the Permitted Encumbrances. Each Title Insurance Policy shall include the following endorsements, to the extent available under the law of the state in which the applicable Facility is located: (a) Form 3.1 completed zoning endorsement; (b) comprehensive endorsement; (c) access endorsement; (d) survey endorsement; (e) separate tax parcel endorsement; (e) contiguity endorsement (if the Real Property on which the applicable Facility is located consists of more than one parcel); and (f) such other endorsements as Purchaser reasonably may require. The Title Insurance Policies as accepted by Purchaser at the Closing shall be deemed satisfactory to Purchaser.

         "UCC Search Report" means a UCC search report in the name of the applicable Seller and Facility conducted at the state and county level in the state in which the applicable Facility is located and, if different, in the state in which the applicable Seller is organized and in the state in which the applicable Seller's chief executive office is located.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.01 Agreement to Sell and Buy. On the terms and subject to the conditions set forth herein, Sellers agree to sell to Purchaser, and Purchaser agrees to acquire from Sellers, Seller's Assets.


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         2.02 No Assumption of Liabilities.  Except as specifically set forth in
this  Agreement,   Purchaser  is  not  acquiring  or  assuming  any  liabilities whatsoever, including, without limitation, those of Sellers with respect to Sellers' Assets.

         2.03 "As Is" Purchase. Purchaser is acquiring Sellers' Assets without any express or implied warranties other than those specifically set forth in this Agreement.

                                   ARTICLE III

                                 PURCHASE PRICE

         The Purchase Price shall be payable at the Closing by wire transfer in accordance with wire transfer instructions to be provided by Lyric and Sellers. The Purchase Price shall be allocated among the Facilities as set forth in Paragraph 17.02. Sellers and Purchaser agree that, for purposes of this Agreement, no portion of the Purchase Price shall be allocated to the Personal Property or the Intangible Property.

                                   ARTICLE IV

                                     CLOSING

         The purchase and sale of Sellers' Assets shall occur on the Closing Date at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019.

                                    ARTICLE V

                              COSTS AND PRORATIONS

         The costs of the transaction and the expenses related to the ownership and operation of the Sellers' Assets shall be allocated among Sellers and Purchaser as follows:

         5.01. Transfer Taxes; Sales Taxes. Sellers shall pay all State and County transfer or excise taxes due on the transfer to Purchaser of title to the Real Property and the respective Facilities and all assessments and taxes related to the recording of the corresponding deeds. Sellers shall pay any sales tax due on the transfer to Purchaser of title to the Personal Property, although the parties believe no such tax is due.

         5.02 MAI Appraisals. Sellers shall pay the cost of the MAI Appraisals delivered by Sellers to Purchaser.


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         5.03.  Title  Insurance.  Sellers  shall  pay  the  cost  of the  Title
Commitments and the premium for the Title Insurance Policies (and any leasehold policies desired by Sellers and Lyric Holdings) for the respective Facilities.

         5.04. Surveys/ UCC Search Reports. Sellers shall pay the cost of the Surveys and the UCC Search Reports for the respective Facilities.

         5.05. Environmental Reports/Remediation. Sellers shall pay for the cost of Phase I environmental assessments for the respective Facilities, for any additional assessments recommended in the original Phase I environmental assessments, and for the cost of the remediation agreed upon by the parties as set forth on Schedule 1(b). Sellers shall cause the Phase I environmental assessments and any additional assessments or reports provided by Sellers to be certified to Purchaser for reliance by Purchaser thereon.

         5.06. Attorneys' Fees. Sellers shall pay its attorneys' fees and the reasonable and documented attorneys' fees of Purchaser.

         5.07. Recording Costs. Sellers shall pay all recording fees related to the recording of the deeds.

         5.08. Releases. Sellers shall pay the cost of obtaining and recording any releases necessary to deliver title to Sellers' Assets in accordance with the terms of this Agreement.

         5.09. Deferred Maintenance Adjustment. At the Closing, each Seller shall deposit into escrow with the Escrow Agent the Deferred Maintenance Adjustment attributable to the Facility currently owned by it.

         5.10. Inspection Fee; Commitment Fee. At the Closing, Sellers shall pay to Purchaser a commitment fee equal to an aggregate of Two Hundred Twenty Four Thousand Five Hundred ($224,500.00) Dollars; provided, however, that Sellers shall be entitled to a credit for an inspection fee equal to Sixty Thousand ($60,000.00) Dollars previously paid to Purchaser.

         5.11. Other Items. Purchaser has no duty to operate any Facility from and after the Closing Date, such operations to be accomplished solely by the applicable Seller, as sublessee of Lyric Holdings under a Facility Sublease, subject to the provisions of the Master Lease, or by Manager pursuant to the Facility Management Agreement. Accordingly, each Seller shall be responsible for
(a) all revenues and expenses attributable to the Facility owned by it, whether attributable to the period before or after the Closing; (b) real and personal property taxes, assessments and similar charges that are levied against the Facility currently owned by it, whether attributable to the period before or after the Closing Date; (c) all utilities provided to the Facility currently owned by it, whether before or after the Closing Date; and (d) any amounts that have been prepaid, or


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that  remain to be paid,  under any of the  Admissions  Agreements  or any other contracts affecting Sellers' Assets.

                                   ARTICLE VI

                                   POSSESSION

         At Closing, Purchaser shall be entitled to possession of Sellers' Assets, subject only to (a) the rights of the patients and residents of the respective Facilities, (b) any possessory rights granted to any person under the Permitted Encumbrances and (c) the rights of Lyric Holdings under the Master Lease.

                                   ARTICLE VII

                     SELLERS' REPRESENTATIONS AND WARRANTIES

         Each Seller represents and warrants to Purchaser, as of the Closing Date, that:

         7.01. Status of Seller. It is a corporation duly organized, validly existing and in good standing under the laws of the state set forth opposite its name on EXHIBIT A. If the Facility owned by it is located in a state other than the state in which it is organized, it is duly qualified to do business as a foreign corporation in the state in which the Facility owned by it is located.

         7.02. Validity and Conflicts. This Agreement is, and all documents to be executed by it pursuant to this Agreement will be, its valid and binding obligations, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement and the consummation of the transactions contemplated in this Agreement in accordance with its terms have been approved by all necessary action of such Seller under its Charter Documents and do not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, such Seller's Charter Documents or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which such Seller is now a party or by which any of Sellers' Assets owned by it may be bound or affected.

         7.03. Authority. It has full power and authority to execute and to deliver this Agreement and all related documents and to carry out the transactions contemplated herein and therein. It has full power and authority
(a) to own and operate the Facility


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owned by it as the same currently is owned and operated by it and (b) to conduct its business as the same currently is being conducted.

         7.04. Seller Financial Statements. It has delivered to Purchaser true and correct copies of the Seller Financial Statements applicable to it and the Facility owned by it. Except as otherwise noted in such Seller Financial Statements or on attached SCHEDULE 7.04, the Seller Financial Statements delivered by it to Purchaser have been prepared in accordance with GAAP, consistently applied, and fairly represent the financial condition, and accurately set forth in all material respects, as and to the extent required by GAAP, the results of the operations, of the applicable Seller and the Facility owned by it for the periods covered thereby, subject to customary year end adjustments. Seller has delivered to Purchaser any financial statements prepared by such Seller subsequent to the date of the Seller Financial Statements delivered by it to Purchaser, and such financial statements represent fairly the financial condition, and set forth accurately in all material respects the results of the operations, of the Facility owned by it for the periods covered thereby.

         7.05. Absence of Adverse Change. Since the date of the Seller Financial Statements delivered by it to Purchaser, there has not been any material adverse change in the financial condition, business, assets, liabilities, results of operations or prospects of such Seller or of the Facility owned by it, whether in the ordinary course of business or otherwise.

         7.06. The Licenses. It has all Seller Licenses applicable to the Facility owned by it. Attached as SCHEDULE 7.06 are true and correct copies of the licenses issued most recently by the applicable health care authorities with respect to the operation of the Facility owned by it. To Seller's knowledge, it has not received written or verbal notice (a) that any action or proceeding has been initiated or is proposed to be initiated by the appropriate state or federal agency having jurisdiction thereof, to revoke, withdraw or suspend any of the Seller Licenses applicable to the Facility owned by it or to terminate the participation of the Facility owned by it in either the Medicare or Medicaid Programs or (b) of any judicial or administrative agency judgment or decision not to renew any of the Seller Licenses applicable to the Facility owned by it or (c) of any licensure or certification action of any other type applicable to the Facility owned by it.

         7.07.    Compliance with Law.

                  (a) SCHEDULE 7.07(A) sets forth the most recent licensure or certification survey for the Facility owned by such Seller. A copy of each such licensure or certification survey has been delivered to Purchaser. To Seller's knowledge, the Facility owned by such Seller and its current operation and use comply with all applicable municipal, county, state and federal laws, regulations, ordinances and orders and with all applicable municipal health and building laws and regulations (including, without limitation, the building and life safety codes), except to the extent


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         that the failure to comply  therewith would not have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

                  (b) To Seller's knowledge, no governmental authority having jurisdiction over any Facility owned by it has issued any citations with respect to any deficiencies or other matters that fail to conform to any applicable statute, regulation, ordinance or bylaw and that have not been corrected as of the date hereof or that shall not have been corrected on or prior to the Closing, except to the extent that either
         (i) a waiver has been issued by the appropriate authority, in which case a copy of such waiver is included in SCHEDULE 7.07(B), or (ii) the deficiency or non-conformity will not have a material and adverse effect on the financial condition or results of the operations of the affected Facility;

                  (c) To Seller's knowledge, such Seller has not received written or oral notice from any licensing or certifying agency supervising or having authority over the Facility owned by it, requiring it to be reworked or redesigned or additional furniture, fixtures, equipment or inventory to be provided at the Facility so as to conform to or comply with any existing and applicable law, code or standard, except where the requirement either (i) has been fully satisfied prior to the Closing Date, (ii) will, as of the Closing Date, be in the process of being satisfied in the ordinary course of such Seller's business pursuant to the terms of a Plan of Correction or other documentation submitted to and approved by the appropriate authority or (iii) will, as of the Closing Date, be the subject of a valid written waiver issued by the applicable licensing or certifying agency; and

                  (d) It has no knowledge that the Facility owned by it and participating in the Medicare or Medicaid Programs is not in substantial compliance with all Conditions and Standards of Participation in those Programs, except as set forth in SCHEDULE 7.07(D).

         7.08. Residents. Except for notice provisions that are required by law or that are contained in the Admissions Agreements provided to Purchaser by such Seller with respect to the Facility owned by such Seller, there are no agreements with residents or patients of any of the Facility owned by such Seller that are not terminable by such Seller at will and that require such Seller to provide the care routinely provided at the Facility for the duration of the resident's stay at the Facility for no consideration.

         7.09. Books and Records. All of the books and records of the Facility owned by such Seller, including resident records, patient trust fund records and records concerning all resident prepaid accounts, are true and correct in all material respects.

         7.10. Taxes and Tax Returns. All tax returns, reports and filings of any kind or nature that such Seller is required to file, prior to the Effective Date of this Agreement, with respect to or affecting the Facility owned by it have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such filings being in material compliance with all applicable requirements and all taxes due with respect to such Seller have been timely paid.

         7.11. Environmental Issues. To Seller's knowledge, it has not released into the environment or discharged, placed or disposed of any Hazardous Substances or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Facility owned by it, except (a) to the extent the same will not have a material and adverse affect on the condition, financial or otherwise, of the Facility and (b) in accordance, and in compliance, with any and all applicable Environmental Laws. To Seller's knowledge, (a) no Hazardous Substances are located on or at the Facility owned by such Seller or have been released into the environment or discharged, placed or disposed of in, on or under the Facility owned by such Seller, except to the extent permitted by applicable Environmental Laws, (b) no underground storage tanks are or have been located at the Facility owned by such Seller except for those that have been closed in accordance with applicable Environmental Laws, or currently are being maintained, in accordance with applicable Environmental Laws, (c) none of the Facilities owned by it is located on property that has been used as a dump for waste material and (d) each of the Facilities owned by it complies with, and at all times during the period of its operation by such Seller has complied with, all Environmental Laws in all material respects. To Seller's knowledge, such Seller has not received from any governmental authority or third party written notice or a written complaint alleging the failure of the Facility owned by such Seller to comply with, or the potential liability of such Seller as a result of the noncompliance of the Facility owned by such Seller with, any Environmental Laws or, if such Seller has received such a written notice or written complaint from any governmental authority or third party, the alleged noncompliance of the affected Facility and/or liability of such Seller with respect thereto has been resolved as of the Closing Date. Such Seller has made available to Purchaser all written assessments that have been prepared by or on behalf of such Seller and that are in such Seller's possession or under such Seller's reasonable control with respect to the hazardous waste conditions at the Facilities. Notwithstanding the foregoing, the foregoing representations and warranties are subject to any environmental condition existing at any of the Facilities of which Purchaser receives notice pursuant to the information provided to it in any environmental assessment prepared in connection with the purchase of the Facilities or in the Phase I environmental assessment reports identified on attached SCHEDULE 7.11, which Seller previously has delivered to Purchaser.

         7.12. Necessary Action. Such Seller has duly and properly taken or obtained or caused to be taken or obtained all action necessary for such Seller
(a) to enter into and to deliver this Agreement and any and all documents and agreements executed by such Seller in connection herewith and (b) to carry out the terms of this Agreement and the transaction contemplated by it. No other action by or on behalf of such Seller is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed or to be executed by such Seller in connection herewith or to authorize the transactions contemplated by this Agreement. No consent of any third party is or will be necessary in connection with the execution, delivery and performance of this Agreement and any documents and agreements executed or to be executed by such Seller in connection herewith or in connection with the consummation of the transactions contemplated by this Agreement.

         7.13. Litigation. Except as set forth in SCHEDULE 7.13, to Seller's knowledge, such Seller has received no written notice or demand of any litigation, administrative investigation or other proceeding that is pending or threatened with respect to or affecting the Facility owned by such Seller, except where the amount claimed is covered by insurance or, if not covered by insurance, is less than $50,000 in any single action or $100,000 in the aggregate. Such Seller is not a party to, nor is such Seller or the Facility owned by it bound by, any orders, judgments, injunctions, decrees or settlement agreements under which it or they may have continuing obligations as of the date hereof or as of the Closing Date and that are likely to materially restrict or affect the present business operations of the Facility owned by such Seller. To Seller's knowledge, the right or ability of such Seller to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person.

         7.14.  Sensitive Payments.  To Seller's knowledge,  such Seller has not
(a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients that would violate the Medicare/Medicaid Anti-kickback Law, Section 1128(b) of the Social Security Act, 42 USC Section 1320a-7b(b), or any analogous state statute, or (d) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

         7.15. Title. Such Seller has good title to the Facility identified opposite such Seller's name on attached SCHEDULE 1(C), free and clear of all liens, charges and encumbrances other than the Permitted Encumbrances and any other items reflected in the Title Commitment, Survey and UCC Search Report relating to the Facility. Such Seller has good title to the remainder of Sellers' Assets relating to the Facility identified opposite such Seller's name on attached SCHEDULE 1(C), free and clear of all liens, charges and encumbrances other than equipment leases or other purchase money financing to acquire the same. Purchaser agrees that prior to asserting any claim against a Seller or Guarantor for damages suffered (including, without limitation, costs and expenses incurred) as a result of an alleged breach of the foregoing warranty and representation with respect to title to the Real Property, Purchaser shall diligently and in good faith seek to recover such damages from the Title Company, and the liability of Sellers and Guarantor as to such damages shall be limited to the amount thereof that Purchaser is unable to recover from the Title Company.

         7.16. The Facilities. The Facility owned by such Seller is duly licensed to operate the number of beds set forth opposite its name on SCHEDULE 1(C) and is duly certified to participate in Medicare and Medicaid. The Personal Property relating to the Facility owned by such Seller is all of the property necessary for the lawful operation of the Facility owned by such Seller at its current occupancy levels and for the provision of services provided at the Facility owned by such Seller. To Seller's knowledge, the building and improvements constituting the Facility owned by such Seller have been constructed in compliance with the requirements of all laws at the time of construction and all ordinances, rules, regulations and restrictions of record applicable thereto, and all bills for labor and materials in connection with the construction thereof have been paid in full or reserves have been established to pay them. Except as disclosed in SCHEDULE 7.16 or the Escrow Agreement, such Seller has no knowledge of any latent or patent material defect or deficiency with regard to the structures, roofs, soils, furniture, fixtures or equipment of the Facility owned by it that would materially impair the use or value of such Facility, and the structures, roofs, soils, furniture, fixtures and equipment of the Facility owned by such Seller are in good working order and condition. Such Seller has no knowledge of any latent or patent material defect or deficiency with regard to the plumbing, mechanical, electrical or other systems of the Facility owned by it that would materially impair the use or value of such Facility, and the plumbing, mechanical, electrical and other systems of the Facility owned by such Seller are in good working order and condition. Notwithstanding the foregoing, Seller shall not have any liability to Purchaser for breach of any of the foregoing warranties and representations regarding latent or patent material defects, deficiencies and construction in compliance with the requirements of all laws if and to the extent Lyric Holdings or the applicable Seller as a Facility Sublessee timely complies with the requirements of the Master Lease with respect to the repair and correction of any such defects, deficiencies and non-compliance with legal requirements.

         7.17 Inventories. At Closing, the Facility owned by such Seller shall have an inventory of perishable and non-perishable food, central supplies, linens, housekeeping supplies, kitchen supplies and nursing supplies sufficient in condition and quantity as may be required under all applicable laws and, to the extent there exists no applicable laws that specifically identify the condition and/or required quantity for any such supplies or inventory, then such inventory and supplies shall be in such condition and quantity as customarily are maintained by such Seller.

         7.18. The Facility Agreements. Attached as SCHEDULE 7.18 is a true and complete copy of the form of Admission Agreement currently utilized by such Seller at the Facilities owned by it.

         7.19. Patient Census. Attached as SCHEDULE 7.19 is a true and complete census of the residents and patients of the Facility owned by such Seller, and the daily rate paid by such patients and residents.

         7.20. Disclosure. No representation or warranty by or on behalf of such Seller contained in this Agreement, and no statement contained in any certificate, list, exhibit or other instrument furnished or to be furnished to Purchaser pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts that are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         7.21 Insurance. Such Seller has maintained insurance policies that insure the Facility owned by such Seller and the other Seller's Assets relating thereto continuously since January 1, 1994. Such insurance policies are written on an occurrence basis, against physical damage, general liability, professional liability and workers' compensation. Attached as SCHEDULE 7.21 are certificates of insurance for each Facility evidencing such coverage.

                                  ARTICLE VIII

                     REPRESENTATIONS AND WARRANTIES OF LYRIC

         Lyric and Lyric Holdings represent and warrant to Purchaser that:

         8.01. Status of Lyric. Lyric is a limited liability company that is duly organized, validly existing and in good standing under the laws of the State of Delaware. IHS is the sole member of Lyric. Lyric is the sole shareholder of Lyric Holdings, which in turn is the sole shareholder of each of the Sellers. Lyric Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         8.02. Validity and Conflicts. This Agreement is, and all documents to be executed by Lyric and Lyric Holdings pursuant hereto will be, the valid obligations of Lyric and Lyric Holdings, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement, the Guaranty, the Master Management Agreement and the Master Franchise Agreement have been approved by all required action on the part of the sole member of Lyric and by the Board of Directors of Lyric as the sole shareholder of Lyric Holdings and do not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, the Charter Documents of Lyric and Lyric Holdings or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Lyric or Lyric Holdings is now a party or by which any of its assets may be bound or affected.

         8.03. Authority. Lyric has full power and authority to execute and deliver this Agreement, the Guaranty, the Master Management Agreement and the Master Franchise Agreement. Lyric Holdings has full corporate power and authority to execute and deliver the Master Lease.

         8.04. Truth of Representations. The representations and warranty of each Seller pursuant to Article VII are true and complete in all material respects.

                                   ARTICLE IX

                    PURCHASER REPRESENTATIONS AND WARRANTIES

         Purchaser represents and warrants to Sellers, Lyric and Lyric Holdings as of the Closing Date, that:

         9.01. Status of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and, to the extent required by applicable law, is authorized to transact business in each of the states in which a Facility is located.

         9.02. Validity and Conflicts. This Agreement is, and all documents to be executed by Purchaser pursuant hereto will be, the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement and the consummation of the transactions contemplated herein have been approved by the Board of Directors of Purchaser and do not and will not result in a breach of the terms and conditions of, nor constitute a default under or violation of, the Charter Documents of Purchaser or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is now a party or by which its assets may be bound or affected.

         9.03. Authority. Purchaser has full corporate power and authority to execute and to deliver this Agreement and all related documents and to carry out the transactions contemplated herein and therein.

         9.04. Necessary Action. Purchaser has duly and properly taken or obtained or caused to be taken or obtained all action necessary for Purchaser
(a) to enter into and deliver this Agreement and any and all documents and agreements executed and to be executed by Purchaser in connection herewith and
(b) to carry out the terms of this Agreement and the transactions contemplated by it. No consent of any third party is or will be necessary, and no other action by or on behalf of Purchaser is or will be necessary, to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed and to be executed by Purchaser in connection herewith or to authorize the consummation of the transactions contemplated herein.

                                    ARTICLE X

                            BROKER; INVESTMENT BANKER

         Each party represents, covenants and warrants to the other that it has employed no broker, finder or investment banker in connection with the transaction contemplated in this Agreement. Each party agrees to pay any commission, finder's fee or investment banker's fee that may be due on account of the transaction contemplated in this Agreement to any broker, finder or investment banker employed by it, and to indemnify the other party hereto against any claim for any commission, finder's fee or investment banker's fee made by any broker, finder or investment banker allegedly employed by it and from and against any and all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and costs.

                                   ARTICLE XI

                                SELLER COVENANTS

         11.01. Closing Date. On the Closing Date, each Seller will pay the closing costs that such Seller is obligated to pay pursuant to this Agreement and deliver to Purchaser the following:

                  (a) Articles of Incorporation, Certificates of Good Standing and Certificates of Authority to Transact Business issued within the 30 days prior to the Closing Date by the Secretary of State (or other authorized official) in the state in which the Facility owned by such Seller is located and, if different, in the state of such Seller's incorporation;

                  (b) Certificate Of Formation, Operating Agreement, Certificate of Good Standing and Certificate of Authority to Transact Business issued within the 30 days prior to the Closing Date for Lyric by the Secretary of State (or other authorized official) in the state of Lyric's formation and, if required by applicable law, in the respective states in which the Facilities are located and Articles of

         Incorporation, Certificates of Good Standing and Certificates of Authority to Transact Business issued within thirty (30) days prior to the Closing Date for Lyric Holdings by the Secretary of State (or other authorized official) in the State of Lyric Holdings incorporation;

                  (c) Resolutions of such Seller's Board of Directors, certified by the Secretary of such Seller and authorizing and approving the transactions contemplated by this Agreement and resolutions of Lyric authorizing and approving the execution, delivery and performance by Lyric of its obligations under the Agreement, the Guaranty, the Master Franchise Agreement and the Master Management Agreement and resolutions of Lyric Holdings authorizing and approving the execution, delivery and performance by Lyric Holdings of its obligations under the Agreement and the Master Lease;

                  (d) An opinion or opinions of counsel to such Seller, Lyric, Lyric Holdings and IHS dated as of the Closing Date in the form acceptable to Purchaser;

                  (e) A general warranty deed (or such other form of deed applicable in the State where the Facility is located as approved by Purchaser) in recordable form, executed by such Seller and conveying to Purchaser fee simple title to the Real Property owned by such Seller, free and clear of all liens and encumbrances other than the Permitted
         Encumbrances:

                  (f) A Bill of Sale, in the form of attached SCHEDULE 11.01(F), executed by such Seller and conveying to Purchaser all of the Personal Property for each of the Facilities owned by such Seller;

                  (g) The Master Lease executed by Lyric Holdings and a Facility Sublease (as defined in the Master Lease) executed by such Seller and a Security Agreement executed by such Seller with respect to each of the Facility currently owned by such Seller, together with the security deposit required by such Master Lease;

                  (h) A Guaranty, executed by Lyric;

                  (i) The Indemnity Agreement, executed by IHS;

                  (j) The Master Management Agreement, executed by Lyric and Manager;

                  (k) The Facility Management Agreement, executed by such Seller and Manager;

                  (l) A Consent and Subordination Agreement, executed by Manager, Franchisor, Lyric Holdings, the Subsidiaries of Lyric Holdings to which the Facilities are to be subleased and Purchaser;

                  (m) The Master Franchise Agreement, executed by Lyric and Franchisor;

                  (n) A Facility Franchise Agreement, executed by such Seller and Franchisor;

                  (o) Such other documents or instruments as reasonably may be necessary to convey to Purchaser title to the Facility owned by such Seller and the other related Sellers' Assets in accordance with the terms hereof.

         11.02. Post Closing. Such Seller covenants and agrees that, after the Closing Date, it will:

                  (a) At no cost to such Seller, reasonably cooperate with Purchaser if Purchaser is required to include audited financial statements with respect to the Facility currently owned by such Seller in Purchaser's filings with the Securities and Exchange Commission, provided, however, that Purchaser shall protect, indemnify, save harmless and defend Sellers, their principals, officers, directors and agents and employees from and against all liabilities, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against them by a third party or parties as a result of the publication of any such audited financial statements by or at the direction of Purchaser, but not against any such liabilities, claims, damages, penalties, causes of action, costs or expenses as may be suffered by Sellers, their principals, officers, directors and agents and employees in or as a result of any action or proceeding with respect to any such audited financial statement (i) in which a judgment is entered against any IHS, Lyric, Lyric Holdings, any Seller or any principal, officer, director, agent or employee thereof, or (ii) is settled in whole or in part on the basis of a payment of Ten Thousand ($10,000.00) Dollars or more to the claimant or moving party in such proceeding by IHS, Lyric, Lyric Holdings, any Seller or any principal, officer, director, agent or employee thereof alone or in combination with any payment made by IHS, Lyric, Lyric Holdings, any Seller or any principal, officer, director, agent or employee thereof (and as to expenses previously paid by Purchaser pursuant to the foregoing indemnity prior to an event described in (i) or (ii), above, Seller shall repay such expenses promptly after the event specified);

                  (b) Take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and such Seller, reasonably may be necessary to assure, complete and evidence the transfer and conveyance of Sellers' Assets as contemplated by this Agreement so long as no additional liability or material additional expense is incurred by such Seller by its execution of such instruments; and

                  (c) File the annual cost reports for the Facility currently owned by such Seller within the periods required by Medicare, Medicaid and any other third party payor and provide any additional documentation to support the amounts claimed under such cost reports within such time periods.

                                   ARTICLE XII

                               PURCHASER COVENANTS

         12.01. Closing Date. On the Closing Date, Purchaser will pay the closing costs, if any, and any other expenses for which Purchaser is responsible under this Agreement and deliver or cause to be delivered the following:

                  (a)      The Purchase Price;

                  (b) Articles of Incorporation, Certificates of Good Standing and Certificates of Authority to Transact Business issued within the 30 days prior to the Closing Date by the Secretary of State (or other authorized official) in the states in which the Facilities to be acquired by Purchaser is located and, if different, in the state of Purchaser's incorporation;

                  (c) Resolutions of Purchaser's Board of Directors, certified by the Secretary of Purchaser and authorizing and approving the transactions contemplated herein;

                  (d) An opinion or opinions of counsel to Purchaser dated as of the Closing Date in the form approved by Seller; and

                  (e)      The Master Lease; and

                  (f) The Consent and Subordination Agreement and such other documents as reasonably may be necessary to give effect to the transaction contemplated by this Agreement.

         12.02. Post Closing. After the Closing Date, Purchaser will take such actions and properly execute and deliver such further instruments as Sellers reasonably may request to assure, complete and evidence the transaction provided for in this Agreement.

                                  ARTICLE XIII
                              INTENTIONALLY OMITTED

                                   ARTICLE XIV
                                   CONDITIONS

         14.01. Purchaser Conditions. The obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

                  (a) The representations and warranties of the respective Sellers, Lyric, Lyric Holdings and IHS contained in this Agreement or in any certificate or document delivered in connection with this Agreement shall be true and correct in all material respects at and as of the Closing Date.

                  (b) Sellers shall have paid all costs that Sellers are required to pay pursuant to this Agreement, and Sellers, Lyric and Lyric Holdings shall have performed all of their respective obligations under this Agreement that are to be performed by them prior to or as of the Closing Date.

                  (c) Purchaser and the respective Sellers shall have received all governmental licenses, approvals and permits as are necessary to enable Purchaser to lawfully own and the applicable Seller to lawfully operate the Facility currently owned by it from and after the Closing Date and shall have satisfied any and all conditions to the effectiveness thereof.

                  (d) Purchaser  shall have received and shall be satisfied with
         (i) the Phase I environmental assessments with respect to the Real Property and the Facilities and (ii) the MAI Appraisals.

                  (e) Each Seller shall not be in default, where said default cannot be cured by the Closing Date, under any mortgage, contract, lease or other agreement to which such Seller is a party or by which such Seller is bound and that materially affects or relates to the Real Property, the Personal Property or the Facilit(y)(ies) owned by such Seller.

                  (f) A Title Insurance Policy shall have been issued to Purchaser with respect to each of the Facilities.

         14.02. Seller Conditions. All obligations of Sellers, Lyric and Lyric Holdings under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

                  (a) The representations and warranties of Purchaser contained in this Agreement or in any certificate or document delivered in connection with this Agreement shall be true and correct in all material respects at and as of the Closing Date.

                  (b) Purchaser shall have paid the Purchase Price and shall have performed all of its other obligations under this Agreement that are to be performed by it prior to or as of the Closing Date.

                                   ARTICLE XV

                              INTENTIONALLY OMITTED

                                   ARTICLE XVI

                                 INDEMNIFICATION

         16.01. Sellers' Indemnification. Subject to the limitations contained herein and in Section 16.02, Sellers, jointly and severally, shall indemnify and hold Purchaser harmless from and against any and all damages, losses, liabilities, costs, actions, suits, proceedings, demands, assessments, and judgements, including, but not limited to, reasonable and documented attorneys' fees and reasonable costs and expenses of litigation, arising out of or in any manner related to any of the following:

                  (a) Except as otherwise provided in this Agreement, any and all obligations relating to the ownership of Sellers' Assets and the operation of the Facilities that exist immediately prior to the Closing Date;

                  (b) Any misrepresentation of a material fact, breach of warranty or material breach of any agreement on the part of any Seller under this Agreement or from any material misrepresentations in any certificate furnished or to be furnished to Purchaser hereunder;

                  (c)  Any  failure  by  any  Seller  in  connection   with  the
         transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and

                  (d) Any sums due by any Seller for Medicare and Medicaid adjustments arising from the operation of any of the Facilities conveyed pursuant to this Agreement prior to Closing; and

                  (e) Any action or proceeding by an appropriate state or federal agency having jursidiction thereof, to revoke, withdraw or suspend any of the Seller Licenses applicable to the Facility owned by it or to terminate the participation of the Facility owned by it in either the Medicare or Medicaid Programs, as a result of or caused by the transactions contemplated by this Agreement, including the execution and delivery of the Master Lease by Lyric Holdings and each of the Facility Subleases by the respective Sellers.

For purposes of Section 16.01(a), an obligation shall be deemed to "exist" immediately prior to the Closing Date if it relates to events that occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

         16.02 Purchaser's Indemnification. Purchaser shall indemnify and hold Seller harmless from and against any and all damages, losses, liabilities, costs, actions, suits, proceedings, demands, assessments, and judgements, including, but not limited to, reasonable and documented attorneys' fees and reasonable costs and expenses of litigation, arising out of or in any manner related to any misrepresentation of a material fact, breach of a representation or warranty, or material breach of any agreement on the part of Purchaser under this Agreement.

         16.03. Procedure. If an Indemnified Party asserts that an Indemnitor is subject to a Claim for indemnification pursuant to Section 16.01 or Section 16.02, as the case may be, the Indemnified Party shall describe the Claim in sufficient detail in order to permit the Indemnitor to evaluate the nature and cause of the Claim. If the asserted Claim arises or is in connection with a claim, suit, or demand filed by a third party, the Indemnitor shall be entitled to defend against such Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party may continue to employ counsel of its own, but such costs shall be borne by the Indemnified Party as long as the Indemnitor continues to so defend. If the Indemnitor fails to respond or does not admit responsibility for indemnification, the Indemnified Party may take such necessary steps to defend itself and any reasonable costs associated therewith may be included as part of the asserted Claim for indemnification. For all Claims that are not Claims arising from a third party, Indemnitor shall notify Purchaser as to its assertion of whether such Claim is covered by this Article, including specific reasons for non-coverage, within 30 days of receipt of written notice from the Indemnified Party describing the Claim in reasonable detail. With respect to Claims arising from third parties, (a) if the Indemnified Party declines to accept a bona fide offer of settlement that is recommended by the Indemnitor, the maximum liability of the Indemnitor shall not exceed that amount for which it would have been liable had such settlement been accepted, and (b) if the Indemnitor declines to accept a bona fide offer of settlement recommended by the Indemnified Party, the Indemnitor shall be liable for whatever outcome results from such third party claim, provided, however, that the Indemnitor shall not settle any Claim without either the written consent of the Indemnitee or a full and complete release of the Indemnitee.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         17.01. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery, hand delivery or facsimile transmission to the following address:

              To any Seller:      Lyric Health Care, LLC
                                  10065 Red Run Boulevard
                                  Owings Mills, Maryland 21117
                                  Attn:  Daniel J. Booth and
                                         Marshall A. Elkins, Esq.
                                  Telephone No.: 410/998-8768
                                  Facsimile No.: 410/998-8695

                         And      Lyric Health Care, LLC
                                  8889 Pelican Bay Boulevard, Suite 500
                                  Naples, Florida  34103

              With copy to        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
              (which shall not    125 West 55th Street
              constitute notice): New York, New York  10019-5389
                                  Attn: John R. Fallon, Jr.
                                  Telephone No.: 212/424-8279
                                  Facsimile No.: 212/424-8500

              To Purchaser:       Omega Healthcare Investors, Inc.
                                  901 West Eisenhower, Suite 110
                                  Ann Arbor, Michigan 48103
                                  Attn: F. Scott Kellman
                                  Telephone No.: 313/747-9790

              With copy to        Dykema Gossett PLLC
              (which shall not    1577 North Woodward Avenue, Suite 300
              constitute notice): Bloomfield Hills, MI 48304-2820
                                  Attn: Fred J. Fechheimer
                                  Telephone No.: 248/203-0743
                                  Facsimile No.: 248/203-0763

         Notices shall be deemed given upon actual receipt.

         17.02. Allocation of Purchase Price. The Purchase Price shall be allocated among the five (5) Facilities as set forth on attached SCHEDULE 17.02. The parties agree that the Personal Property has nominal value and therefore no amount of the Purchase Price is being allocated to it. Each party agrees to timely file tax form 8594 in accordance with the allocations to which the parties have so agreed.

         17.03. Assignment. No party may assign, directly or indirectly, its rights or obligations hereunder without the prior written consent of the other parties.

         17.04 Sole Agreement. This Agreement may not be amended or modified in any respect whatsoever except by an instrument in writing signed by the parties hereto. This Agreement, the disclosure schedules for each of the parties and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

         17.05. Captions. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         17.06. Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         17.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         17.08. Knowledge Defined. To the extent that any of the representations and warranties contained in this Agreement is limited by the phrases "to the best knowledge of" or "Purchaser has no knowledge of" or "to Seller's knowledge" or "Seller has no knowledge of" or words or phrases of similar import, the same shall mean to the actual knowledge of any of the corporate officers or directors of the party or its subsidiaries making said representation or warranty, and, in the case of any Seller, to the actual knowledge of the administrator of the Facility owned by such Seller. To the extent that any of the representations and warranties contained in this Agreement refers to verbal notice to a party, such notice shall be deemed to have been received if delivered to any officer of such party or to an officer of one of its subsidiaries, and, in the case of any Seller, to the administrator or any department head of the Facility owned by such Seller.

         17.09. Third Party Beneficiary. Nothing in this Agreement is intended to or shall not be construed to confer upon or create in any person (other than the parties hereto) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

         17.10. Attorneys' Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party in any action resulting therefrom shall be entitled to collect from the other its reasonable and documented costs and attorneys' fees, including its costs and fees on appeal.

         17.11. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation."

         17.12. Survival. The representations, warranties, covenants or conditions set forth herein shall survive the Closing for a period of one (1) year after the Closing; provided, however, that if, at anytime during that one
(1) year period, any claim is made for a breach thereof, the same shall survive until a final, non-appealable resolution thereof.

         17.13 Governing Law. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. SELLERS CONSENT TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATE OF MICHIGAN, AND AGREES THAT ALL DISPUTES CONCERNING THIS AGREEMENT MAY BE HEARD, AT PURCHASER'S OPTION, IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MICHIGAN. SELLERS AGREE THAT SERVICE OF PROCESS MAY BE EFFECTED UPON SELLERS UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF MICHIGAN AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE OF MICHIGAN.

                             SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth therein.

                                    SELLERS:

                                    GAINESVILLE HEALTH CARE CENTER, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    REST HAVEN NURSING CENTER (CHESTNUT
                                    HILL), INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    CLAREMONT INTEGRATED HEALTH, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    RIKAD PROPERTIES, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    INTEGRATED MANAGEMENT-GOVERNOR'S
                                    PARK, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    LYRIC:

                                    LYRIC HEALTH CARE LLC
                                    By:      Integrated Health Services, Inc.
                                    Its:     Managing Director

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    LYRIC HOLDINGS:

                                    LYRIC HEALTH CARE HOLDINGS, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    PURCHASER:

                                    OMEGA HEALTHCARE INVESTORS, INC.

                                    By:
                                       -----------------------------------------
                                             Name: F. Scott Kellman
                                             Title:   Executive Vice President

SCHEDULES:

EXHIBIT A                 List of Sellers

SCHEDULE 1(a)             Schedule of Deferred Maintenance Adjustments

SCHEDULE 1(b)             Schedule of Environmental Remediation

SCHEDULE 1(c)             Description of Facilities

SCHEDULE 1(d)             IHS Indemnity Agreement

SCHEDULE 1(e)             Names of Facilities

SCHEDULE 1(f)             Permitted Encumbrances

SCHEDULE 1(g)             Personal Property

SCHEDULE 1(h)             Excluded Personal Property

SCHEDULE 1(i)             Legal Descriptions of Real Property

SCHEDULE 7.04             Seller Financial Statement Variances

SCHEDULE 7.06             Permits and Licenses

SCHEDULE 7.07(a)          Licensure Surveys

SCHEDULE 7.07(b)          Waivers of Citations

SCHEDULE 7.07(d)          Violations of Medicare or Medicaid

SCHEDULE 7.11             Environmental Assessment Reports

SCHEDULE 7.13             Litigation

SCHEDULE 7.16             Latent Defects

SCHEDULE 7.18             Admission Agreement

SCHEDULE 7.19             Patient Census

SCHEDULE 7.21             Insurance Policies

SCHEDULE 11.01(f)         Bill of Sale

SCHEDULE 17.02            Allocation of Purchase Price

                                    EXHIBIT A

                                 LIST OF SELLERS
                                 ---------------

================================================================================
NAME OF SELLER                                            STATE OF INCORPORATION
================================================================================
Gainesville Health Care Center, Inc.                             Florida
Rest Haven Nursing Center (Chestnut                           Pennsylvania
Hill), Inc.
--------------------------------------------------------------------------------
Claremont Integrated Health, Inc.                             Pennsylvania
--------------------------------------------------------------------------------
Rikad Properties, Inc.                                           Florida
--------------------------------------------------------------------------------
Integrated Management-Governor's                                Delaware
Park, Inc.
--------------------------------------------------------------------------------

                                  SCHEDULE 1(A)

                  SCHEDULE OF DEFERRED MAINTENANCE ADJUSTMENTS
                  --------------------------------------------

INTEGRATED HEALTH SERVICES OF CHESTNUT HILL, PA

       Flooring                                                      $ 25,000.00
       Walls/Trim/Decorating                                          $30,000.00
       Laundry Machines                                               $15,000.00
       Electrical Repair                                              $10,000.00
       Parking Lot                                                     $5,000.00
       O & M Plan                                                      $1,000.00
       Contingency                                                    $10,000.00
                                                                      ----------

       TOTAL                                                          $96,000.00

INTEGRATED HEALTH SERVICES OF ST. PETERSBURG, FL

       Roof                                                           $75,000.00
       Hotel Clean-up/furnishings                                     $24,000.00
       Kitchen Appliances                                             $20,000.00
       Parking Lot                                                     $5,000.00
       Common Baths/New Tile                                          $20,000.00
       Termites Hotel/Tenting                                         $10,000.00
       Windows/Hotel                                                  $15,000.00
       O & M Plan                                                      $1,000.00
       Contingency                                                    $10,000.00
                                                                      ----------

       TOTAL                                                         $180,000.00

INTEGRATED HEALTH SERVICES AT GAINESVILLE, FL

       Maintenance Building                                           $15,000.00
       Roof                                                          $110,000.00
       HVAC Units/Roof                                                $70,000.00
       Flooring                                                       $30,000.00
       Landscaping/Drainage                                           $15,000.00
       Electrical, Old Wing                                           $20,000.00
       Kitchen Floor/Appliances                                       $40,000.00
       Hand Rails/Cove/Wallpaper                                      $45,000.00
       Furnishings                                                    $50,000.00
       O & M Plan                                                      $1,000.00

       Landscaping/Remove Trailers                                    $10,000.00
       Laundry Equipment                                              $20,000.00
       Contingency                                                    $10,000.00
                                                                      ----------

       TOTAL                                                         $436,000.00

INTEGRATED HEALTH SERVICES OF NEW HAMPSHIRE AT CLAREMONT, NH

       O & M Plan                                                      $1,000.00

       TOTAL                                                           $1,000.00

GOVERNOR'S PARK NURSING AND REHABILITATION CENTER, IL

       Structural Repairs                                            $10,000.00
       Roof Repair over Boiler Room                                   $2,000.00

       TOTAL                                                         $12,000.00

       TOTAL ALL FACILITIES                                         $725,000.00

                                  SCHEDULE 1(B)

                      SCHEDULE OF ENVIRONMENTAL REMEDIATION
                      -------------------------------------

INTEGRATED HEALTH SERVICES OF NEW HAMPSHIRE AT CLAREMONT

         Remove asbestos floor tile and asbestos elbows (and, if present, asbestos pipe insulation) from processed water piping prior to expiration or earlier termination of Master Lease.

INTEGRATED HEALTH SERVICES OF ST. PETERSBURG, FL

         Remove underground storage tank (hotel building) within one hundred eighty (180) days after date of Closing.

INTEGRATED HEALTH SERVICES OF GAINESVILLE, FL

         Remove approximately 8,000 square feet of asbestos popcorn ceiling prior to expiration or sooner termination of Master Lease.

INTEGRATED HEALTH SERVICES OF CHESTNUT HILL, PA

         Remove approximately 6,000 square feet of asbestos linoleum prior to expiration or sooner termination of Master Lease.

With respect to each of the Facilities (including the Governor's Park Facility), present an O&M Plan to Purchaser for its approval, which shall not be unreasonably withheld or delayed, within ninety (90) days after the date of Closing.

                                  SCHEDULE 1(C)

                            DESCRIPTION OF FACILITIES
                            -------------------------

==============================================================================================================
SELLER'S NAME                 NAME OF FACILITY              ADDRESS                              NUMBER OF
                                                                                               LICENSED BEDS
==============================================================================================================
Gainesville Health Care       Integrated Health             4000 S.W. 20th Ave.                    120
Center, Inc.                  Services at Gainesville       Gainesville, FL  32607
--------------------------------------------------------------------------------------------------------------
Rest Haven Nursing            Integrated Health             8833 Stenton Ave.                      200
Center (Chestnut Hill),       Services of Chestnut          Wyndmoor, PA  19038
Inc.                          Hill
--------------------------------------------------------------------------------------------------------------
Claremont Integrated          Integrated Health             RFD 3 Box 47, Hanover St.              68
Health, Inc.                  Services of New               Ext.
                              Hampshire at                  Claremont, NH  03743
                              Claremont
--------------------------------------------------------------------------------------------------------------
Rikad Properties, Inc.        Integrated Health             811 Jackson St. N.                     92
                              Services of St.               St. Petersburg, FL  33705
                              Petersburg
--------------------------------------------------------------------------------------------------------------
Integrated Management         Governor's Park               1420 South Barrington                 150
Governor's Park, Inc.         Nursing and                   Road
                              Rehabilitation Center         Barrington, Illinois 60010

                              Governor's Park Vacant
                              Land
==============================================================================================================

                                  SCHEDULE 1(E)

                               NAMES OF FACILITIES
                               -------------------

Integrated Health Services at Gainesville

Integrated Health Services of Chestnut Hill

Integrated Health Services of New Hampshire at Claremont

Integrated Health Services of St. Petersburg

Governor's Park Nursing and Rehabilitation Center

                                  SCHEDULE 1(F)

                             PERMITTED ENCUMBRANCES
                             ----------------------

INTEGRATED HEALTH SERVICES AT GAINESVILLE
-----------------------------------------

INTEGRATED HEALTH SERVICES OF CHESTNUT HILL
-------------------------------------------

INTEGRATED HEALTH SERVICES OF NEW HAMPSHIRE AT CLAREMONT
--------------------------------------------------------

INTEGRATED HEALTH SERVICES OF ST. PETERSBURG
--------------------------------------------

GOVERNOR'S PARK NURSING AND REHABILITATION CENTER
-------------------------------------------------

                                  SCHEDULE 7.04

                SELLER FINANCIAL STATEMENTS - VARIANCES FROM GAAP
                -------------------------------------------------

                                      NONE

                                SCHEDULE 7.07(A)

             LIST OF MOST RECENT LICENSURE OR CERTIFICATION SURVEYS
             ------------------------------------------------------

                                      None

                                SCHEDULE 7.07(D)

                       VIOLATIONS OF MEDICARE OR MEDICAID
                       ----------------------------------

                                      None

                                SCHEDULE 11.01(F)

                                  BILL OF SALE

         In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged,______________, a ________ corporation ("Seller"), does hereby grant, bargain, sell, convey and transfer to Omega Healthcare Investors, Inc., a Maryland corporation ("Buyer"), all of its right, title and interest in and to, all and singular, the furniture, fixtures, equipment, inventory (including linens, dietary supplies and housekeeping supplies, but excluding food and other consumable inventories) and other tangible personal property located on or used by Seller in connection with the -bed skilled nursing home facility located at the following ---- address (the "Property"), but excluding those items of personal property identified on attached EXHIBIT A.

         TO HAVE AND TO HOLD, all and singular, the Property hereby sold, assigned, transferred and conveyed to Buyer, its successors and assigns, to and for its own use and benefit.

         Seller hereby represents and warrants to Buyer that Seller is the owner of the Property, that Seller has full right, power and authority to sell the Property and to make this Bill of Sale, and that the Property is free and clear of all liens and encumbrances.

         Dated effective as of the 13th day of January, 1998.

                                    SELLERS:

                                    GAINESVILLE HEALTH CARE CENTER, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    REST HAVEN NURSING CENTER (CHESTNUT
                                    HILL), INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    CLAREMONT INTEGRATED HEALTH, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    RIKAD PROPERTIES, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    INTEGRATED MANAGEMENT-GOVERNOR'S
                                    PARK, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    LYRIC:
                                    LYRIC HEALTH CARE LLC
                                    By:      Integrated Health Services, Inc;
                                    Its:     Member

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    LYRIC HOLDINGS:
                                    LYRIC HEALTH CARE HOLDINGS, INC.

                                    By:
                                       -----------------------------------------
                                             Name: Daniel J. Booth
                                             Title: Senior Vice President

                                    PURCHASER:
                                    OMEGA HEALTHCARE INVESTORS, INC.

                                    By:
                                       -----------------------------------------
                                             Name: F. Scott Kellman
                                             Title:   Executive Vice President

                                 SCHEDULE 17.02

                          ALLOCATION OF PURCHASE PRICE
                          ----------------------------

================================================================================
FACILITY                                                         PURCHASE PRICE
================================================================================
Integrated Health Services at Gainesville                         $5,700,000.00
--------------------------------------------------------------------------------
Integrated Health Services of Chestnut Hill                      $14,400,000.00
--------------------------------------------------------------------------------
Integrated Health Services of New Hampshire at Claremont          $5,800,000.00
--------------------------------------------------------------------------------
Integrated Health Services of St. Petersburg                      $4,300,000.00
--------------------------------------------------------------------------------
Governor's Park Nursing and Rehabilitation Center                $14,300,000.00
--------------------------------------------------------------------------------
Governor's Park Vacant Land                                         $400,000.00
--------------------------------------------------------------------------------
TOTAL PURCHASE PRICE                                             $44,900,000.00
================================================================================